Exhibit 99.4

May 6, 2014

Jumei International Holding Limited

20th Floor, Tower B, Zhonghui Plaza

11 Dongzhimen South Road, Dongcheng District

Beijing 100007

The People’s Republic of China

Tel: +86 10-5676-6999

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Jumei International Holding Limited (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on April 11, 2014 with the U.S. Securities and Exchange Commission, as amended.

Sincerely yours,

/s/ Sean Shao

Name: Sean Shao